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                                                                    EXHIBIT 99.1

(ProxyMed LOGO)

                                                            COMPANY NEWS RELEASE

                              FOR IMMEDIATE RELEASE

CONTACTS:   PROXYMED, INC.                    GENERAL ATLANTIC PARTNERS
            JUDSON E. SCHMID                  PAT HEDLEY
            CHIEF FINANCIAL OFFICER           DIRECTOR MARKETING/COMMUNICATIONS
            954-473-1001, EXT. 300            203-629-8658
            INVESTORRELATIONS@PROXYMED.COM    PHEDLEY@GAPARTNERS.COM

              PROXYMED ANNOUNCES $25 MILLION COMMON STOCK FINANCING

- FUNDING FROM GENERAL ATLANTIC PARTNERS STRENGTHENS BALANCE SHEET AND POSITIONS
           COMPANY FOR FUTURE GROWTH AND CONTINUED MARKET LEADERSHIP -

         FT. LAUDERDALE, FL. (BusinessWire) March 27, 2002 - ProxyMed, Inc. (Nasdaq: PILL), a leading provider of physician healthcare transaction processing services, announced today it has entered into a $25 million equity financing transaction with General Atlantic Partners, a leading global private equity investment firm focused exclusively on information technology businesses. The cash proceeds will substantially strengthen the Company's cash balance and facilitate an accelerated growth strategy, both internally and through acquisitions.

         In the financing, ProxyMed agreed to issue 1,569,366 shares of unregistered common stock at $15.93 per share, subject to customary closing conditions, with all proceeds being retained by the Company. The shares, along with 549,279 underlying common stock warrants exercisable at the same offering price, are subject to a one-year lock-up agreement. In connection with the transaction, Braden R. Kelly, Partner with General Atlantic Partners, will join the Company's Board of Directors, filling a current vacancy.

         "We are extremely pleased to have General Atlantic as a financial and strategic partner," said Michael K. Hoover, Chairman and Chief Executive Officer of ProxyMed. "This capital will help accelerate our growth strategy, both internally and externally, and enable us to more aggressively extend our products and services to our target market of small physician practices. Even more importantly, General Atlantic's involvement is an endorsement of our leadership position in the healthcare electronic connectivity market."

         "ProxyMed is uniquely positioned to capitalize on the compelling opportunity in physician office connectivity," said Braden R. Kelly, with General Atlantic. "ProxyMed is already a leader in each of their three target markets - connecting physician offices with payers, laboratories and pharmacies. We think the Company's experienced management team, industry leading service and proven ability to automate the small physician office provide a strong platform for accelerating future growth. We are very excited about ProxyMed's prospects and look forward to working with the Company."


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ABOUT GENERAL ATLANTIC

General Atlantic Partners, LLC, is the world's leading private equity investment firm focused exclusively on investing in information technology businesses globally. The firm was founded in 1980 and has $4 billion in committed capital. General Atlantic has invested in over 120 companies and has current holdings in over 60 companies, of which almost one-third are based outside the United States and which include Critical Path, E*TRADE Group, Inc., Eclipsys, Exact, Exult, HEALTHvision, iFormation Group, Manugistics, Predictive Systems, ProBusiness, Rebus, Screaming Media, SESA, Tickets.com, Upromise, and Xchanging. The firm is distinguished within the investment community by its deep experience and expertise in information technology, its global perspective and worldwide presence, its long-term approach to investments, and its commitment to provide sustained strategic assistance for its portfolio companies. General Atlantic has about 70 professionals among its 130 employees worldwide with offices in Greenwich, New York, Palo Alto, Reston, London, Dusseldorf, Singapore, Tokyo, Hong Kong, and Sao Paulo. See WWW.GAPARTNERS.COM for additional information.

ABOUT PROXYMED - WHERE HEALTHCARE CONNECTS(TM)

ProxyMed solves the business problems of physician offices every day by automating their financial, administrative and clinical transactions with healthcare institutions. To facilitate these services, ProxyMed operates ProxyNet(R), its secure, proprietary national electronic information network, which provides physicians and other healthcare providers with direct connectivity to one of the industry's largest list of payers, the largest list of chain and independent pharmacies and the largest list of clinical laboratories. ProxyMed exceeds customer expectations through our expertise, proven methodologies and dedication to service excellence. More information on ProxyMed is available on its home page at HTTP://WWW.PROXYMED.COM.

Note: THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT REFLECT OUR CURRENT ASSUMPTIONS AND EXPECTATIONS REGARDING FUTURE EVENTS. WHILE THESE STATEMENTS REFLECT OUR CURRENT JUDGMENT, THEY ARE SUBJECT TO RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM PROJECTED RESULTS DUE TO A NUMBER OF FACTORS, INCLUDING, BUT NOT LIMITED TO THE SOUNDNESS OF OUR BUSINESS STRATEGIES RELATIVE TO THE PERCEIVED MARKET OPPORTUNITIES; OUR ABILITY TO SUCCESSFULLY DEVELOP, MARKET, SELL, CROSS-SELL, INSTALL AND UPGRADE OUR CLINICAL AND FINANCIAL TRANSACTION SERVICES AND APPLICATIONS TO CURRENT AND NEW PHYSICIANS, PAYERS, MEDICAL LABORATORIES AND PHARMACIES; OUR ABILITY TO COMPETE EFFECTIVELY ON PRICE AND SUPPORT SERVICES; OUR ASSESSMENT OF THE HEALTHCARE INDUSTRY'S NEED, DESIRE AND ABILITY TO BECOME TECHNOLOGY EFFICIENT; OUR ABILITY TO IDENTIFY SUITABLE ACQUISITION CANDIDATES; AND OUR ABILITY AND THAT OF OUR BUSINESS ASSOCIATES TO COMPLY WITH VARIOUS GOVERNMENT RULES REGARDING HEALTHCARE AND PATIENT PRIVACY. THESE AND OTHER RISK FACTORS ARE MORE FULLY DISCUSSED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH WE STRONGLY URGE YOU TO READ. WE EXPRESSLY DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS. WHEN USED, THE WORDS "BELIEVES," "ESTIMATED," "EXPECTS," "ANTICIPATES," "MAY" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS.



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